UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

December 10, 2013
(Date of Report)
(Date of earliest event reported)

JOHN WILEY & SONS, INC.
(Exact name of registrant as specified in its charter)

New York
(State or jurisdiction of incorporation)

0-11507	13-5593032
----------------------------------------------------	---------------------------------------------
Commission File Number	IRS Employer Identification Number
111 River Street, Hoboken NJ	07030
----------------------------------------------------	---------------------------------------------
Address of principal executive offices	Zip Code
Registrant’s telephone number, including area code:	(201) 748-6000
---------------------------------------------

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
  [ ] Written communications pursuant to Rule 425 under the Securities Act(17 CFR 230.425)
  [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17 CFR 240.14a-12)
  [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
       (17 CFR 240.14d-2(b))
  [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
      (17 CFR   240.13e-4(c))

ITEM 7.01:	REGULATION FD DISCLOSURE

The information in this report is being furnished (i) pursuant to Regulation FD, and (ii) pursuant to item 12 Results of Operation and Financial Condition (in accordance with SEC interim guidance issued March 28, 2003).  In accordance with General Instructions B.2 and B.6 of Form 8-K, the information in this report shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1934, as amended. The furnishing of the information set forth in this report is not intended to, and does not, constitute a determination or admission as to the materiality or completeness of such information.

On December 10, 2013, John Wiley & Sons Inc., a New York corporation (the “Company”), issued a press release announcing the Company’s financial results for the second quarter of fiscal year 2014. A copy of the Company’s press release is attached hereto as Exhibit 99.1 and incorporated.  Exhibit 99.10 is a copy of the slides furnished at the second quarter fiscal year 2014 earnings presentation.

Exhibit No.	Description

99.1           Press release dated December 10, 2013 titled “John Wiley & Sons, Inc. Reports Second Quarter 2014 Results” (furnished and not filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and not deemed incorporated by reference in any filing under the Securities Act of 1934, as amended).

99.10         Press release slideshow presentation (furnished and not filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and not deemed incorporated by reference in any filing under the Securities Act of 1934, as amended).

Exhibit 99.1

Investor Contact:                                                                       Media Contact:
Brian Campbell, Investor Relations                                         Linda Dunbar, Media Relations
201.748.6874                                                                            201.748.6390
brian.campbell@wiley.com                                                       ldunbar@wiley.com

John Wiley & Sons, Inc. Reports Second Quarter 2014 Results

•	Adjusted revenue of $449 million, up 8% over prior year on a constant currency basis
•	Adjusted revenue change by segment on a constant currency basis and excluding the divested consumer publishing programs: Research +2%, Professional Development +7%, and Education +30%
•	Journal subscription revenue of $164 million, up 2% over prior year and 3% year-to-date on a constant currency basis
•	Adjusted EPS of $0.84, up 11% over prior year on a constant currency basis
•	Full year financial outlook reaffirmed

December 10, 2013 (Hoboken, NJ) – John Wiley & Sons, Inc. (NYSE: JWa and JWb), a global provider of knowledge and knowledge-enabled services that improve outcomes in research, professional practice, and education, today announced the following results for the second quarter of fiscal year 2014, ending October 31, 2013:

                                                           % change
$ millions	FY14	FY13	Excluding FX	Including FX
ADJUSTED
Revenue Q2 Six Months	$449 $860	$418 $816	8% 6%	8% 5%
EPS Q2 Six Months	$0.84 $1.35	$0.75 $1.28	11% 6%	12% 5%
US GAAP
Revenue Q2 Six Months	$449 $860	$432 $842	5% 3%	4% 2%
EPS Q2 Six Months	$0.61 $1.22	$0.71 $1.31	(15%) (6%)	(14%) (7%)
Please see the attached financial schedules for more detail

Business Summary
“We are pleased with our performance this quarter, particularly the solid revenue contribution coming from Education and Professional Development solutions, including online program management (Deltak), WileyPLUS, and online training and assessment,” said Steve Smith, President and CEO of Wiley.   “In Research, journal subscriptions showed healthy revenue growth, consistent with our expectations, and open access revenue more than doubled vs. the prior year period to $4 million.”

Mr Smith concluded:  “Our momentum through mid-year is fully aligned with our expectations, and we are reiterating our full year guidance for low-single-digit adjusted revenue growth and adjusted EPS of $2.85 to $2.95.”

Second Quarter Highlights
•
Adjusted revenue on a constant currency basis grew 8% to $449 million, excluding the prior year operating results of the divested consumer publishing programs ($14.1 million of revenue in Q2 FY13). Revenue was up 4% on a US GAAP basis.

•
Organic revenue, which excludes the prior year operating results of the divested consumer programs and current year results of Deltak and Efficient Learning Systems (ELS), rose 4% for the quarter and 2% for the first six months.  Wiley acquired Deltak and ELS in October and November of 2013, respectively.

•	Digital book revenue across the three segments increased 40% to $31.4 million.
•
Adjusted earnings per share (EPS) grew 11% to $0.84.  Adjusted EPS for the current and prior year second quarter excludes: (1) second quarter 2014 restructuring charges of $15.3 million ($0.17/share); (2) second quarter 2014 and 2013 asset impairment charges of $4.8 million ($0.06/share - related to  a terminated software development program) and $15.5 million ($0.16/share – related to divested consumer publishing programs), respectively; (3) the prior year operating results of the divested consumer publishing program of $1.5 million ($0.02/share); and (4) a second quarter FY13 gain on the sale of the travel publishing program of $9.8 million ($0.10/share).  Adjusted revenue growth, restructuring and other savings, and lower taxes offset higher operating and administrative costs, including a 25% increase in technology expense to support transformation initiatives, and higher incentive compensation accruals.  Full year technology spend is expected to be approximately 10% higher than in fiscal year 2013. US GAAP EPS for the quarter was $0.61 per share, down 14%.

•
Free Cash Flow improved to a use of $112 million for the first six months of the fiscal year compared to a use of $143 million in the prior year period mainly due to lower disputed income tax deposits paid to the German government.  A tax deposit of $29.7 million for disputed taxes in Germany through fiscal year 2007 was paid in the fiscal year 2013 six month period, whereas $10.4 million for disputed taxes in Germany for 2011 was paid in the current period. Through October 31, 2013, the Company has paid tax deposits covering all years through fiscal year 2011. Note that free cash flow is typically negative for Wiley in the first half of a fiscal year due to the timing of journal subscription cash collections.

•
Restructuring Update:  Wiley recorded restructuring charges of $15.3 million this quarter related to its previously announced restructuring program.  These charges included $10 million of accrued redundancy costs, $3 million of process reengineering consulting costs, and $2 million of other costs including contract termination costs.   Including this charge, Wiley has recorded $47.5 million in restructuring charges since the program began in January 2013. Wiley expects to record additional restructuring charges for the remainder of the fiscal year of approximately $10 million.  As of October 31, 2013, Wiley had developed and approved  plans  to achieve $70 million of its $80 million FY15 run-rate savings goal, with more than half of the $80 million expected to improve earnings in FY15 and the remainder reinvested into the business.

•
Impairment Charge:  Wiley terminated a multi-year software development program for an internal operations application due to a change in its longer-term enterprise systems plans.  The Company recorded a $4.8 million impairment related to the termination of this program.

•
Share Repurchases: Wiley repurchased 85,098 shares this quarter at a cost of $3.9 million, or $46.31/share. As of October 31, 2013, 4,074,454 shares remain in the program, including shares from a nearly completed program authorized in September 2010.

Adjusted Results
The Company provides financial measures referred to as “adjusted” revenue, contribution to profit,  and EPS, which exclude restructuring charges, operating results from divestitures, impairment charges, gain on the sale of publishing programs, and the deferred tax benefits from the changes in UK income tax rates. Variances to adjusted revenue, contribution to profit, and EPS exclude FX impacts unless otherwise noted. Management believes the exclusion of such items provides additional information to facilitate the analysis of results.  These non-GAAP measures are not intended to replace the financial results reported in accordance with GAAP.

Foreign Exchange (“FX”)
Throughout this report, references are made to variances “excluding foreign exchange” or “on a constant currency basis”; such amounts exclude both currency translation effects and transactional gains and losses.

RESEARCH
•
Revenue: Second quarter revenue on a constant currency basis rose 2% to $252.9 million due to journal subscription growth (+2%), digital book sales (+45%) and open access fees, which contributed $2.1 million of incremental revenue over the prior year period.  Partially offsetting this growth was a 10% decline in print book revenue.  For the first six months, revenue on a constant currency basis grew 4%, with journal subscription revenue up 3%.

•
Adjusted Contribution to Profit: Second quarter adjusted contribution to profit (after allocated shared services and administrative costs) grew 1% on a constant currency basis to $73.7 million due to revenue growth and restructuring and other savings, partially offset by higher society royalty costs.  Adjusted contribution to profit for the second quarter of fiscal year 2014 excludes second quarter restructuring charges of $3.4 million, related to the aforementioned restructuring program.  For the first six months, adjusted contribution to profit (after shared services and administrative costs) grew 6% to $141.8 million, excluding the impact of foreign exchange.

•
Society Business:  Two new society journals were signed in the quarter with combined annual revenue of $7.8 million; 13 were renewed worth approximately $10.5 million in annual revenue; and none were lost.

•
Other Key Developments:  In August, Wiley announced a licensing agreement with Information Handling Services (NYSE: IHS), a global informatics company.  Under the agreement, IHS added Wiley digital books, databases and major reference works to IHS’s collection of technical documents spanning engineering standards and related industry and technical knowledge.

PROFESSIONAL DEVELOPMENT
•
Adjusted Revenue:  Second quarter adjusted revenue grew 7% to $92.5 million, excluding FX and revenue from the divested consumer publishing programs in the prior year period.  Adjusted revenue growth was driven by digital books (+30%) and online training and assessment (+44%).  For the first six months, adjusted revenue on a constant currency basis was essentially flat.  Excluding the results of the ELS online training and assessment acquisition in the current year, and the prior year divested consumer publishing programs, year-to-date revenue declined 2% as compared to the prior year period.  The effect of Hurricane Sandy delayed approximately $2 million of print sales into the third quarter of the prior year.

•
Adjusted Contribution to Profit:  Second quarter adjusted contribution to profit (after allocated shared service and administrative costs) grew from $3.3 million to $9.2 million due to revenue growth and restructuring and other savings.  Adjusted contribution to profit excludes restructuring charges of $2.1 million in the current period; the operating results from the divested consumer assets in the prior year period of $1.5 million; and a prior year net charge of $5.7 million reflecting an impairment of divested consumer assets, net of a gain on sale.  For the first six months, adjusted contribution to profit (after shared services and administrative costs) grew $5.1 million to $10.9 million, excluding the impact of foreign exchange.

•	Online training and assessment showed strong growth, driven by Inscape (+22%) and continued strength in CPA, CMA, and CFA test prep businesses.

EDUCATION
•
Revenue:  Second quarter revenue on a constant currency basis grew 30% to $103.7 million, driven by the contribution from Deltak (+$16.5 million) and growth in digital books (+55%), binder and custom products (+40%), and the WileyPLUS course management solution (+26%).  For the first six months, Education revenue overall increased 22% (to $184.8 million) on a constant currency basis primarily due to the contribution of Deltak (+$31.3 million).  Contributing to second quarter growth was the favorable impact of later ordering in the current year due to late semester starts in the US and the shift to digital formats, which pushed revenue into the second quarter.  Second quarter and year-to-date revenue comparisons include the favorable impact of $2 million of sales delayed into the third quarter of the prior year due to Hurricane Sandy, in addition to earlier-than-usual orders in the Australia schools business in the current year.

•
Adjusted Contribution to Profit:  Second quarter adjusted contribution to profit (after allocated shared service and administrative costs) grew 43% to $22.8 million, reflecting revenue growth, gross margin improvement related to the continued migration to digital products and services, and restructuring and other savings.  For the first six months, adjusted contribution to profit (after shared services and administrative costs) increased 17% to $28.9 million, excluding the impact of foreign exchange.

•
Online Program Management (OPM):  Deltak contributed $16.5 million of revenue in the quarter.  The Company signed the University of Texas (McCombs School of Business) during the quarter, bringing the total number of institutions under contract to 34.  As of October 31, 2013, Deltak had 107 programs generating revenue and 43 programs under contract and in development but not yet generating revenue.

•
International Deltak OPM Opportunity:  Deltak and Purdue University have partnered in the launch of Purdue NExT, online course offerings available globally that focus on upper-level engineering, science, and technology disciplines.  The courses are marketed to three distinct markets: individuals looking to enhancing their skills and job prospects; institutions looking to augment their scientific and engineering curriculum content; and businesses looking to raise employee skill levels in key engineering disciplines.

(Please see the attached tables for more information, including Quarter and Year-to-Date Segment Revenue Statistics by Product/Service and Subject Category)

Earnings Conference Call
•	Scheduled for today, December 10, at 10:00 a.m. (EST)
•	Access the webcast at www.wiley.com> Investor Relations> Events and Presentations, or http://www.wiley.com/WileyCDA/Section/id-370238.html
•	U.S. callers, please dial (888) 329-8877 and enter the participant code 1353328#
•	International callers, please dial (719) 457-2689 and enter the participant code 1353328#
•	An archive of the webcast will be available for a period of up to 14 days

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995
This release contains certain forward-looking statements concerning the Company's operations, performance, and financial condition. Reliance should not be placed on forward-looking statements, as actual results may differ materially from those in any forward-looking statements. Any such forward-looking statements are based upon a number of assumptions and estimates that are inherently subject to uncertainties and contingencies, many of which are beyond the control of the Company, and are subject to change based on many important factors. Such factors include, but are not limited to (i) the level of investment in new technologies and products; (ii) subscriber renewal rates for the Company's journals; (iii) the financial stability and liquidity of journal subscription agents; (iv) the consolidation of book wholesalers and retail accounts; (v) the market position and financial stability of key online retailers; (vi) the seasonal nature of the Company's educational business and the impact of the used book market; (vii) worldwide economic and political conditions; (viii) the Company's ability to protect its copyrights and other intellectual property worldwide (ix) the ability of the Company to successfully integrate acquired operations and realize expected opportunities and (x) other factors detailed from time to time in the Company's filings with the Securities and Exchange Commission. The Company undertakes no obligation to update or revise any such forward-looking statements to reflect subsequent events or circumstances.

About Wiley
Wiley is a global provider of knowledge and knowledge-enabled services that improve outcomes in areas of research, professional practice and education.  Through the Research segment, the Company provides digital and print scientific, technical, medical, and scholarly journals, reference works, books, database services, and advertising. The Professional Development segment provides digital and print books, online assessment and training services, and test prep and certification.   In Education, Wiley provides education solutions including online program management services for higher education institutions and course management tools for instructors and students, as well as print and digital content.

JOHN WILEY & SONS, INC.
UNAUDITED SUMMARY OF OPERATIONS
FOR THE SECOND QUARTER AND SIX MONTHS ENDED
OCTOBER 31, 2013 AND 2012
(in thousands, except per share amounts)

SECOND QUARTER ENDED OCTOBER 31,

	2013			2012			% Change
	US GAAP	Adjustments (A,B)	Adjusted	US GAAP	Adjustments (B-D)	Adjusted	US GAAP	Adjusted excl. FX

Revenue	$449,153	-	449,153	431,755	(14,102)	417,653	4%	8%

Costs and Expenses
Cost of Sales	130,352	-	130,352	129,554	(8,206)	121,348	1%	8%
Operating and Administrative	237,526	-	237,526	223,990	(4,396)	219,594	6%	9%
Restructuring Charges (A)	15,316	(15,316)	-	-	-	-
Impairment Charges (B)	4,786	(4,786)	-	15,521	(15,521)	-
Amortization of Intangibles	10,986	-	10,986	9,578	(13)	9,565	15%	16%

Total Costs and Expenses	398,966	(20,102)	378,864	378,643	(28,136)	350,507	5%	9%

Gain on Sale of Travel Publishing Program (C)	-	-	-	9,829	(9,829)	-

Operating Income	50,187	20,102	70,289	62,941	4,205	67,146	-20%	5%
Operating Margin	11.2%		15.6%	14.6%		16.1%

Interest Expense	(3,392)	-	(3,392)	(2,903)	-	(2,903)	17%	17%
Foreign Exchange (Loss) Gain	(581)	-	(581)	(1,472)	-	(1,472)	-61%	1%
Interest Income and Other	491	-	491	696	-	696	-29%	-29%

Income Before Taxes	46,705	20,102	66,807	59,262	4,205	63,467	-21%	5%

Provision (Benefit) for Income Taxes (A-D)	10,508	6,361	16,869	16,205	1,741	17,946	-35%	-7%

Net Income	$36,197	13,741	49,938	43,057	2,464	45,521	-16%	9%

Earnings Per Share- Diluted	$0.61	0.23	0.84	0.71	0.04	0.75	-14%	11%

Average Shares - Diluted	59,416	59,416	59,416	60,633	60,633	60,633

SIX MONTHS ENDED OCTOBER 31,

	2013			2012			% Change
	US GAAP	Adjustments (A,B,E)	Adjusted	US GAAP	Adjustments (A-E)	Adjusted	US GAAP	Adjusted excl. FX

Revenue	$860,173	-	860,173	842,489	(26,501)	815,988	2%	6%

Costs and Expenses
Cost of Sales	250,143	-	250,143	256,798	(16,362)	240,436	-3%	5%
Operating and Administrative	474,521	-	474,521	453,976	(9,440)	444,536	5%	8%
Restructuring Charges (A)	23,071	(23,071)	-	4,841	(4,841)	-
Impairment Charges (B)	4,786	(4,786)		15,521	(15,521)	-
Amortization of Intangibles	21,901	-	21,901	19,246	(53)	19,193	14%	15%

Total Costs and Expenses	774,422	(27,857)	746,565	750,382	(46,217)	704,165	3%	7%

Gain on Sale of Travel Publishing Program (C)	-	-	-	9,829	(9,829)	-

Operating Income	85,751	27,857	113,608	101,936	9,887	111,823	-16%	3%
Operating Margin	10.0%		13.2%	12.1%		13.7%

Interest Expense	(6,863)	-	(6,863)	(5,730)	-	(5,730)	20%	20%
Foreign Exchange (Loss) Gain	300	-	300	(452)	-	(452)	-166%	11%
Interest Income and Other	1,629	-	1,629	1,227	-	1,227	33%	33%

Income Before Taxes	80,817	27,857	108,674	96,981	9,887	106,868	-17%	2%

Provision (Benefit) for Income Taxes (A-E)	8,687	19,779	28,466	17,807	11,843	29,650	-51%	-3%

Net Income	$72,130	8,078	80,208	79,174	(1,956)	77,218	-9%	5%

Earnings Per Share- Diluted	$1.22	0.14	1.35	1.31	(0.03)	1.28	-7%	6%

Average Shares - Diluted	59,294	59,294	59,294	60,493	60,493	60,493

See the accompanying Notes to Unaudited Financial Statements for a description of each Adjustment.

JOHN WILEY & SONS, INC.
FOR THE SECOND QUARTER AND SIX MONTHS ENDED
OCTOBER 31, 2013 AND 2012

RECONCILIATION OF US GAAP EPS TO ADJUSTED EPS - DILUTED (UNAUDITED)

	Second Quarter Ended		Six Months Ended
	October 31,		October 31,
	2013	2012	2013	2012

US GAAP Earnings Per Share - Diluted	$0.61	$0.71	$1.22	$1.31
Adjusted to exclude the following:
Restructuring Charges (A)	(0.17)	-	(0.26)	(0.06)
Impairment Charges (B)	(0.06)	(0.16)	(0.06)	(0.16)
Gain on Sale of Travel Publishing Program (C)	-	0.10	-	0.10
Operational Results of Divested Consumer Programs (D)	-	0.02	-	0.01
Deferred Income Tax Benefit on UK Rate Change (E)	-	-	0.18	0.14

Adjusted Earnings Per Share - Diluted	$0.84	$0.75	$1.35	$1.28

NOTES TO UNAUDITED FINANCIAL STATEMENTS

Adjustments:
(A)
Restructuring Charges:  The adjusted results for the three and six months ended October 31, 2013 and the six months ended October 31, 2012 exclude restructuring charges  of $15.3 million ($10.4 million after tax, $0.17 per share), $23.1 million ($15.3 million after tax, $0.26 per share) and $4.8 million ($3.5 million after tax, $0.06 per share), respectively.

(B)
Impairment Charges: The adjusted results for the three and six months ended October 31, 2013 exclude asset impairment charges related to certain technology investments of $4.8 million ($3.4 million after tax, $0.06 per share).  The adjusted results for the three and six months ended October 31, 2012 exclude asset impairment charges related to the divested Professional Development consumer publishing programs of $15.5 million ($9.6 million after tax, $0.16 per share).

(C)
Gain on Sale of Travel Publishing Program: The adjusted results for the three and six months ended October 31, 2012 exclude a gain on sale of the travel publishing program of $9.8 million ($6.2 million after tax, $0.10 per share).

(D)
Operating Results of Divested Consumer Programs: The adjusted results for the three and six months ended October 31, 2012 exclude the operating results of the divested Professional Development consumer publishing programs sold in fiscal year 2013.

(E)
Deferred Income Tax Benefit on UK Rate Change: The adjusted results for the six months ended October 31, 2013 and 2012 exclude deferred tax benefits of $10.6 million ($0.18 per share) and $8.4 million ($0.14 per share), respectively. The tax benefits are associated with tax legislation enacted in the United Kingdom that reduced the U.K. corporate income tax rates by 3% and 2%, respectively.  The benefits reflect the remeasurement of the Company's deferred tax balances to the new income tax rates of 21% effective April 1, 2014 and 20% effective April 1, 2015 and had no current cash tax impact.

Non-GAAP Financial Measures:
In addition to providing financial results in accordance with GAAP, the Company has provided adjusted financial results that exclude the impact of other nonrecurring items described in more detail throughout this press release.  These non-GAAP financial measures are labeled as "Adjusted" and are used for evaluating the results of operations for internal purposes.  These non-GAAP measures are not intended to replace the presentation of financial results in accordance with GAAP.  Rather, the Company believes the exclusion of such items provides additional information to investors to facilitate the comparison of past and present operations. Unless otherwise noted, adjusted amounts in the attached schedules include foreign exchange.

JOHN WILEY & SONS, INC.
UNAUDITED SEGMENT RESULTS
FOR THE SECOND QUARTER AND SIX MONTHS ENDED
OCTOBER 31, 2013 AND 2012
(in thousands)

SECOND QUARTER ENDED OCTOBER 31,

	2013			2012			% Change
	US GAAP	Adjustments (A,B)	Adjusted	US GAAP	Adjustments (B-D)	Adjusted	US GAAP	Adjusted excl. FX
Revenue
Research	$252,947	-	252,947	249,831	-	249,831	1%	2%
Professional Development	92,545	-	92,545	101,281	(14,102)	87,179	-9%	7%
Education	103,661	-	103,661	80,643	-	80,643	29%	30%

Total	$449,153	-	449,153	431,755	(14,102)	417,653	4%	8%

Direct Contribution to Profit
Research	$104,745	3,401	108,146	108,992	-	108,992	-4%	0%
Professional Development	26,905	2,114	29,019	19,963	4,205	24,168	35%	21%
Education	37,216	210	37,426	28,871	-	28,871	29%	31%

Total	$168,866	5,725	174,591	157,826	4,205	162,031	7%	9%

Contribution to Profit (After Allocated Shared Services and Admin. Costs)
Research	$70,277	3,401	73,678	73,636	-	73,636	-5%	1%
Professional Development	7,061	2,114	9,175	(905)	4,205	3,300	-	181%
Education	22,608	210	22,818	16,143	-	16,143	40%	43%

Total	$99,946	5,725	105,671	88,874	4,205	93,079	12%	14%

Unallocated Shared Services and Admin. Costs	(49,759)	14,377	(35,382)	(25,933)	-	(25,933)	92%	38%

Operating Income	$50,187	20,102	70,289	62,941	4,205	67,146	-20%	5%

Total Shared Services and Admin. Costs by Function
Distribution	$(26,830)	2,361	(24,469)	(25,785)	-	(25,785)	4%	-4%
Technology Services	(56,113)	10,960	(45,153)	(36,209)	-	(36,209)	55%	25%
Finance	(11,001)	-	(11,001)	(10,601)	-	(10,601)	4%	5%
Other Administration	(24,735)	1,056	(23,679)	(22,290)	-	(22,290)	11%	7%
Total	$(118,679)	14,377	(104,302)	(94,885)	-	(94,885)	25%	11%

SIX MONTHS ENDED OCTOBER 31,

	2013			2012			% Change
	US GAAP	Adjustments (A,B)	Adjusted	US GAAP	Adjustments (A-D)	Adjusted	US GAAP	Adjusted excl. FX
Revenue
Research	$498,735	-	498,735	485,777	-	485,777	3%	4%
Professional Development	176,631	-	176,631	203,254	(26,501)	176,753	-13%	0%
Education	184,807	-	184,807	153,458	-	153,458	20%	22%

Total	$860,173	-	860,173	842,489	(26,501)	815,988	2%	6%

Direct Contribution to Profit
Research	$206,588	5,372	211,960	200,255	2,966	203,221	3%	5%
Professional Development	45,019	5,667	50,686	41,169	6,300	47,469	9%	8%
Education	58,182	258	58,440	50,774	169	50,943	15%	16%

Total	$309,789	11,297	321,086	292,198	9,435	301,633	6%	7%

Contribution to Profit (After Allocated Shared Services and Admin. Costs)
Research	$136,431	5,372	141,803	131,948	2,966	134,914	3%	6%
Professional Development	5,184	5,667	10,851	(581)	6,300	5,719	-	93%
Education	28,642	258	28,900	25,008	169	25,177	15%	17%

Total	$170,257	11,297	181,554	156,375	9,435	165,810	9%	11%

Unallocated Shared Services and Admin. Costs	(84,506)	16,560	(67,946)	(54,439)	452	(53,987)	55%	27%

Operating Income	$85,751	27,857	113,608	101,936	9,887	111,823	-16%	3%

Total Shared Services and Admin. Costs by Function
Distribution	$(51,553)	2,574	(48,979)	(51,678)	193	(51,485)	0%	-4%
Technology Services	(100,970)	10,960	(90,010)	(72,781)	256	(72,525)	39%	25%
Finance	(21,332)	-	(21,332)	(20,990)	-	(20,990)	2%	3%
Other Administration	(50,183)	3,026	(47,157)	(44,813)	3	(44,810)	12%	6%
Total	$(224,038)	16,560	(207,478)	(190,262)	452	(189,810)	18%	10%

See the accompanying Notes to Unaudited Financial Statements for a description of each Adjustment.

UNAUDITED ADJUSTED CONTRIBUTION TO PROFIT
INCLUDING ALLOCATED SHARED SERVICES AND ADMINISTRATIVE COSTS
FOR THE SECOND QUARTER AND SIX MONTHS ENDED
OCTOBER 31, 2013 AND 2012
(in thousands)

	Second Quarter Ended				Six Months Ended
	October 31,				October 31,
	2013	2012	% Change	% Change excl. FX	2013	2012	% Change	% Change excl. FX

Research:
Direct Contribution to Profit	$104,745	108,992	-4%	-3%	206,588	200,255	3%	4%
Restructuring Charges (A)	3,401	-			5,372	2,966
Adjusted Direct Contribution to Profit	108,146	108,992	-1%	0%	211,960	203,221	4%	5%

Allocated Shared Services and Admin. Costs:
Distribution	(11,431)	(11,759)	-3%	-2%	(22,703)	(23,318)	-3%	-2%
Technology	(17,627)	(17,546)	0%	1%	(36,580)	(33,219)	10%	10%
Occupancy and Other	(5,410)	(6,051)	-11%	-11%	(10,874)	(11,770)	-8%	-7%
Adjusted Contribution to Profit (after allocated Shared Services and Admin. Costs)	$73,678	73,636	0%	1%	141,803	134,914	5%	6%

Professional Development:
Direct Contribution to Profit	$26,905	19,963	35%	36%	45,019	41,169	9%	10%
Restructuring Charges (A)	2,114	-			5,667	1,254
Impairment Charges (B)	-	15,521			-	15,521
Gain on Sale of Travel Publishing Program (C)	-	(9,829)			-	(9,829)
Direct Contribution to profit - Divested Consumer Publishing Programs (D)	-	(1,487)			-	(646)
Adjusted Direct Contribution to Profit	29,019	24,168	20%	21%	50,686	47,469	7%	8%

Allocated Shared Services and Admin. Costs:
Distribution	(9,098)	(10,367)	-12%	-11%	(18,541)	(20,741)	-11%	-10%
Technology	(7,894)	(7,252)	9%	9%	(15,717)	(14,424)	9%	9%
Occupancy and Other	(2,852)	(3,249)	-12%	-12%	(5,577)	(6,585)	-15%	-15%
Adjusted Contribution to Profit (after allocated Shared Services and Admin. Costs)	$9,175	3,300	178%	181%	10,851	5,719	90%	93%

Education:
Direct Contribution to Profit	$37,216	28,871	29%	31%	58,182	50,774	15%	16%
Restructuring Charges (A)	210	-			258	169
Adjusted Direct Contribution to Profit	37,426	28,871	30%	31%	58,440	50,943	15%	16%

Allocated Shared Services and Admin. Costs:
Distribution	(3,739)	(3,779)	-1%	2%	(7,743)	(7,572)	2%	5%
Technology	(8,639)	(7,138)	21%	22%	(17,373)	(14,499)	20%	21%
Occupancy and Other	(2,230)	(1,811)	23%	29%	(4,424)	(3,695)	20%	20%
Adjusted Contribution to Profit (after allocated Shared Services and Admin. Costs)	$22,818	16,143	41%	43%	28,900	25,177	15%	17%

Total Adjusted Contribution to Profit (after allocated Shared Services and Admin. Costs)	$105,671	93,079	14%	14%	181,554	165,810	9%	11%

Unallocated Shared Services and Admin. Costs:
Unallocated Shared Services and Admin. Costs	(49,759)	(25,933)	92%	93%	(84,506)	(54,439)	55%	57%
Restructuring Charges (A)	9,591	-			11,774	452
Impairment Charges (B)	4,786	-			4,786	-
Adjusted Unallocated Shared Services and Admin. Costs	$(35,382)	(25,933)	36%	38%	(67,946)	(53,987)	26%	27%

Adjusted Operating Income	$70,289	67,146	5%	5%	113,608	111,823	2%	3%

See the accompanying Notes to Unaudited Financial Statements for a description of each Adjustment.

JOHN WILEY & SONS, INC.
SEGMENT REVENUE STATISTICS
FOR THE SECOND QUARTER AND SIX MONTHS ENDED
OCTOBER 31, 2013 AND 2012
(in millions)

	Second Quarter				Six Months
	Ended October 31,		% of	% Change	Ended October 31,		% of	% Change
RESEARCH	2013	2012	Revenue	excl. FX	2013	2012	Revenue	excl. FX

Revenue by Product/Service:
Journal Subscriptions	$164.1	162.2	65%	2%	$324.3	317.8	65%	3%
Print Books	31.1	34.7	12%	-10%	58.5	64.2	12%	-8%
Digital Books	9.4	6.4	4%	45%	19.0	14.0	4%	36%
Open Access	3.9	1.8	2%	117%	7.2	2.4	1%	200%
Other (includes Reprints, Backfiles, Rights, Advertising)	44.4	44.7	18%	0%	89.7	87.4	18%	4%
Total Revenue	$252.9	249.8	100%	2%	$498.7	485.8	100%	4%

Revenue by Subject Category:
Medicine	$72.1	72.8	29%	1%	$144.7	143.5	29%	3%
Physical Sciences & Engineering	70.2	70.3	28%	-2%	137.8	135.9	28%	0%
Life Sciences	63.2	58.1	25%	10%	124.9	113.5	25%	11%
Social Sciences & Humanities	46.2	47.5	18%	-1%	89.3	91.0	18%	0%
Other	1.2	1.1	0%	0%	2.0	1.9	0%	5%
Total Revenue	$252.9	249.8	100%	2%	$498.7	485.8	100%	4%

	Second Quarter				Six Months
	Ended October 31,		% of	% Change	Ended October 31,		% of	% Change
PROFESSIONAL DEVELOPMENT	2013	2012	Revenue	(a)	2013	2012	Revenue	(a)

Revenue by Product/Service:
Print Books	$61.6	62.1	67%	0%	$118.6	127.6	67%	-7%
Digital Books	12.6	9.8	14%	30%	22.9	18.3	13%	26%
Online Training & Assessment	9.8	6.8	11%	44%	17.9	13.7	10%	31%
Other (includes Rights, Translations, Advertising)	8.5	8.5	9%	1%	17.2	17.2	10%	1%
Divested Consumer Publishing Programs	-	14.1			-	26.5
Total Revenue	$92.5	101.3	100%	7%	$176.6	203.3	100%	0%

Revenue by Subject Category:
Business	$43.3	38.1	47%	14%	$81.0	77.3	46%	5%
Technology	18.3	19.9	20%	-7%	35.5	39.2	20%	-9%
Consumer	9.9	10.0	11%	-1%	19.8	21.1	11%	-6%
Professional Education	7.6	6.8	8%	12%	16.2	15.4	9%	5%
Architecture	6.6	6.3	7%	6%	11.6	12.4	7%	-6%
Psychology	4.6	3.3	5%	39%	8.2	6.7	5%	22%
Other	2.2	2.8	2%	-18%	4.3	4.7	2%	-4%
Divested Consumer Publishing Programs	-	14.1			-	26.5
Total Revenue	$92.5	101.3	100%	7%	$176.6	203.3	100%	0%
Note (a) - Variance excludes the revenue of the divested Professional Development consumer publishing programs sold in fiscal year 2013.

	Second Quarter				Six Months
	Ended October 31,		% of	% Change	Ended October 31,		% of	% Change
EDUCATION	2013	2012	Revenue	excl. FX	2013	2012	Revenue	excl. FX

Revenue by Product/Service:
Print Textbooks	$45.2	49.1	44%	-6%	$86.6	97.5	47%	-10%
Binder and Custom Products	14.8	10.6	14%	40%	31.1	26.8	17%	16%
Online Program Management (Deltak)	16.5	-	16%		31.3	-	17%
Digital Books	9.4	6.2	9%	55%	13.6	10.2	7%	35%
WileyPLUS	15.9	12.8	15%	26%	17.0	13.6	9%	26%
Other	1.9	1.9	2%	0%	5.2	5.4	3%	4%
Total Revenue	$103.7	80.6	100%	30%	$184.8	153.5	100%	22%

Revenue by Subject Category:
Business	$22.1	19.7	21%	13%	$40.1	37.8	22%	7%
Sciences	20.0	16.6	19%	21%	37.0	36.3	20%	2%
Social Sciences	14.1	13.7	14%	4%	25.8	26.6	14%	-2%
Engineering & Computer Science	12.2	13.0	12%	-5%	19.9	23.1	11%	-13%
Mathematics & Statistics	8.5	8.2	8%	5%	15.1	14.4	8%	6%
Schools (Australia K-12)	6.2	5.1	6%	35%	10.4	8.1	6%	42%
Online Program Management (Deltak)	16.5	-	16%		31.3	-	17%
Other	4.1	4.3	4%	-28%	5.2	7.2	2%	-42%
Total Revenue	$103.7	80.6	100%	30%	$184.8	153.5	100%	22%

JOHN WILEY & SONS, INC.
UNAUDITED STATEMENTS OF FINANCIAL POSITION
(in thousands)

	October 31,		April 30,
	2013	2012	2013

Current Assets
Cash & cash equivalents	$149,662	92,565	334,140
Accounts receivable	180,175	195,961	161,731
Inventories	81,368	89,308	82,017
Prepaid and other	52,377	61,959	57,083
Total Current Assets	463,582	439,793	634,971
Product Development Assets	67,149	79,822	87,876
Technology, Property and Equipment	184,050	192,468	189,625
Intangible Assets	961,588	996,748	954,957
Goodwill	851,309	834,210	835,540
Other Assets	122,783	88,643	103,406
Total Assets	2,650,461	2,631,684	2,806,375

Current Liabilities
Accounts and royalties payable	161,649	170,849	143,313
Deferred revenue	138,354	107,418	362,970
Accrued employment costs	83,738	52,908	85,306
Accrued income taxes	7,804	17,799	16,093
Accrued pension liability	4,389	3,570	4,359
Other accrued liabilities	44,579	59,126	55,128
Total Current Liabilities	440,513	411,670	667,169
Long-Term Debt	647,900	701,900	673,000
Accrued Pension Liability	203,266	144,154	204,362
Deferred Income Tax Liabilities	194,639	212,549	197,526
Other Long-Term Liabilities	77,773	72,944	75,962
Shareholders' Equity	1,086,370	1,088,467	988,356
Total Liabilities & Shareholders' Equity	$2,650,461	2,631,684	2,806,375

JOHN WILEY & SONS, INC.
UNAUDITED STATEMENTS OF FREE CASH FLOW
(in thousands)

	Six Months Ended
	October 31,
	2013	2012
Operating Activities:
Net income	$72,130	79,174
Amortization of intangibles	21,901	19,246
Amortization of composition costs	22,827	26,136
Depreciation of technology, property and equipment	28,909	26,115
Restructuring charges	23,071	4,841
Impairment charges	4,786	15,521
Gain on sale of travel publishing program	-	(9,829)
Deferred tax benefits on U.K. rate changes	(10,634)	(8,402)
Stock-based compensation expense	7,305	7,995
Excess tax benefits from stock-based compensation	1,672	(1,095)
Royalty advances	(44,005)	(43,917)
Earned royalty advances	59,926	51,686
Other non-cash charges and credits	17,061	21,250
Change in deferred revenue	(229,572)	(233,257)
Income tax deposit	(10,433)	(29,705)
Net change in operating assets and liabilities, excluding acquisitions	(31,442)	(17,388)
Cash Used for Operating Activities	(66,498)	(91,629)

Investments in organic growth:
Composition spending	(19,290)	(23,103)
Additions to technology, property and equipment	(26,199)	(28,262)

Free Cash Flow	(111,987)	(142,994)

Other Investing and Financing Activities:
Acquisitions, net of cash	(739)	(233,919)
Proceeds from sale of travel publishing program	-	18,700
Repayment of long-term debt	(293,500)	(211,600)
Borrowings of long-term debt	268,400	438,500
Change in book overdrafts	(23,836)	(14,700)
Cash dividends	(29,347)	(28,808)
Purchase of treasury shares	(18,533)	(10,609)
Proceeds from exercise of stock options and other	24,900	23,735
Excess tax benefits from stock-based compensation	(1,672)	1,095
Cash (Used for) Provided by Investing and Financing Activities	(74,327)	(17,606)

Effects of Exchange Rate Changes on Cash	1,836	(6,665)

Decrease in Cash and Cash Equivalents for Period	$(184,478)	(167,265)

RECONCILIATION TO GAAP PRESENTATION

Investing Activities:
Composition spending	$(19,290)	(23,103)
Additions to technology, property and equipment	(26,199)	(28,262)
Acquisitions, net of cash	(739)	(233,919)
Proceeds from sale of travel publishing program	-	18,700
Cash Used for Investing Activities	$(46,228)	(266,584)

Financing Activities:
Cash (Used for) Provided by Investing and Financing Activities	$(74,327)	(17,606)
Excluding:
Acquisitions, net of cash	(739)	(233,919)
Proceeds from sale of travel publishing program	-	18,700
Cash (Used for) Provided by Financing Activities	$(73,588)	197,613

Note: The Company’s management evaluates performance using free cash flow.  The Company believes free cash flow provides a meaningful and comparable measure of performance.  Since free cash flow is not a measure calculated in accordance with GAAP, it should not be considered as a substitute for other GAAP measures, including cash used for or provided by operating activities, investing activities and financing activities, as an indicator of performance.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized

JOHN WILEY & SONS, INC.
Registrant

By	/s/ Stephen M. Smith
Stephen M. Smith
President and Chief Executive Officer

By	/s/ John A. Kritzmacher
John A. Kritzmacher
Executive Vice President and
Chief Financial Officer

Dated: December 10, 2013